Exhibit 99.18

FORM OF CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

[INSERT NAME OF CORPORATION]

[INSERT NAME OF CORPORATION], a corporation organized and existing under the laws of the State of [INSERT STATE OF INCORPORATION] (the “Corporation”), hereby certifies as follows:

1.             The name of the Corporation is [INSERT NAME OF CORPORATION].

2.             The original Certificate of Incorporation was filed with the Secretary of State of the State of [INSERT STATE OF INCORPORATION] on [INSERT DATE OF INCORPORATION].

3.             On June 25, 2002, the Corporation and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 02-41729 (REG)).  This Certificate of Amendment to Certificate of Incorporation amends the original Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and has been duly adopted by order (the “Order”) dated [INSERT DATE], of the United States Bankruptcy Court for the Southern District of New York and Section [__] of the [INSERT STATE OF INCORPORATION] Corporation Law [INSERT REFERENCE TO PROVISION, IF ANY, EQUIVALENT TO DGCL SECTION 303].  Provision for amending the Certificate of Incorporation is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the formation of the Corporation.

4.             The Certificate of Incorporation is hereby amended by adding the following new Article [__]:

“Pursuant to Section 1123 of the Bankruptcy Code, notwithstanding any other provision contained herein to the contrary, to the extent prohibited by Section 1123 of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities.”

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Incorporation on this ___ day of _______, ____.

[INSERT NAME OF CORPORATION]

By:
Name:
Title:

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